Exhibit 99.3

KEY MILESTONES

Conditions to Definitive Agreement with USG

- Raise at least $500M net proceeds from non-federal sources
- Two MOUs from semiconductor companies
- Feedstock Supply Agreements through 2027
- Exercise of surface purchase option with Texas GLO
- Implement certain third-party recommendations and third-party validation of Nuclear Material Licensing Requirements at Wheat Ridge
- Define Power Infrastructure Plan for Magnet Facility
- Issuance to DOC of $277M of shares (Priced at 10-day avg. closing share price as of 01/16/26 of $17.17 or at a discounted price to the equity offering prior to the signing of the LOI or DFA)
- Issuance to DOC of warrants representing 10% of FDSO (Priced at 10-day avg. closing share price as of 01/16/26 of $17.17 or at a discounted price to the equity offering prior to the signing of the LOI or DFA)

Funding Milestones

- **Round Top Mine – $137M OTA + $600M Debt**
  - Four Milestones
    - Design, Scale-up and DFS
    - Early works
    - Solvent extraction
    - Completion of construction
  - Targeting achievement dates from December 2026 to December 2028
- **Metals – $35M OTA + $175M Debt**
  - Two Milestones
    - Supply, technical feasibility, and construction
    - Qualification for production and commercialization
  - Targeting achievement dates from March 2027 to December 2027
- **Magnets – $105M OTA + $525M Debt**
  - Four Milestones
    - Initial production capability and demand validation
    - Incremental production capability and demand validation
  - Targeting achievement dates from June 2026 to March 2028
- **Additional financing to meet estimated $4.1B required capex**
- **Establish a $250 million revolving credit facility by December 31, 2026**

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